Exhibit 10
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                       NON-EXCLUSIVE CONSULTING AGREEMENT

     This Non-Exclusive Consulting Agreement ("Agreement") is made on November 20, 2003 by and between SBS Interactive, Co., a Florida corporation (OTCBB ticker "SBSS"), whose address is 200 Viceroy Rd., Unit 5, Concord, Ontario, L4K 3N8 (the "Company"), and Clearsite Ltd. f/s/o Marcus Cohn, whose address is Tropic Isle Building, P.O. Box 438 Road Town, Tortola, British Virgin Islands (collectively, the "Consultant"), in reference to the following:

                              PRELIMINARY STATEMENT

     A. The Company is in the business of developing, marketing, distributing, in wholesale and retail outlets, the Side-by-Side interactive video system as well as various other technology products.

     B. The Consultant has provided, and continues to provide, non-exclusive consulting services in the form of valuable introductions to key management and other personnel, introductions to strategic and joint venture partners, introductions to service providers, and general strategic and marketing advice and various other services, none of them related to capital raising or stock promotion (the "Services").

     NOW, THEREFORE, the Company and the Consultant agree as follows:

                                    AGREEMENT

     1. TERM. The Company has retained and will continue to retain the Consultant, and the Consultant has accepted this appointment with the Company, for a period that will end on February 17, 2005 (the "Term").

     2. DUTIES OF CONSULTANT. The Consultant has performed and will continue to perform Services. The Consultant will determine, in his sole discretion, the method, details and means of performing the Services. The Consultant may, at the Consultant's own expense, use employees or other subcontractors to assist the Consultant with the performance of the Services.

     3. COMPENSATION. The Company will pay to the Consultant, as compensation for the past and future Services, 1,000,000 shares of the Company's common stock, par value $.001 per share. The Company agrees to promptly file, but in no event later than 45 days from the date hereof, a registration statement on Form S-8, or any successor form, with the United States Securities and Exchange Commission to register the Shares. Within 30 days from the date hereof, the Company will issue to Consultant a stock certificate evidencing all of the Shares.




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     4.   NONDISCLOSURE.

          4.1 ACCESS TO CONFIDENTIAL INFORMATION. The Consultant agrees that during the Term of the business relationship between the Consultant and the Company, the Consultant will have access to and become acquainted with confidential proprietary information ("Confidential Information") which is owned by the Company and is regularly used in the operation of the Company's business. The Consultant agrees that the term "Confidential Information" as used in this Agreement is to be broadly interpreted and includes (i) information that has, or could have, commercial value for the business in which the Company is engaged, or in which the Company may engage at a later time, and (ii) information that, if disclosed without authorization, could be detrimental to the economic interests of the Company. The Consultant agrees that the term "Confidential Information" includes, without limitation, any patent, patent application, copyright, trademark, trade name, service mark, service name, "know-how," negative "know-how," trade secrets, customer and supplier identities, characteristics and terms of agreement, details of customer or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisitions plans, science or technical information, ideas, discoveries, designs, computer programs (including source codes), financial forecasts, unpublished financial information, budgets, processes, procedures, formulae, improvements or other proprietary or intellectual property of the Company, whether or not in written or tangible form, and whether or not registered, and including all memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. The Consultant acknowledges that all Confidential Information, whether prepared by the Consultant or otherwise acquired by the Consultant in any other way, will remain the exclusive property of the Company.

          4.2 NO UNFAIR USE BY CONSULTANT. The Consultant promises and agrees that the Consultant (which shall include its employees and contractors) will not misuse, misappropriate, or disclose in any way to any person or entity any of the Company's Confidential Information, either directly or indirectly, nor will the Consultant use the Confidential Information in any way or at any time except as required in the course of the Consultant's business relationship with the Company.

     5.   TERMINATION.

          5.1 TERMINATION ON DEFAULT. Should either party default in the performance of this Agreement or materially breach any of its provisions, the non-breaching party may terminate this Agreement by giving written notification to the breaching party. Termination shall be effective immediately on receipt of said notice. For purposes of this section, material breaches of this Agreement shall include, but not be limited to, (i) the failure by the Company to pay the compensation set forth in Section 3 above or Section 6 below; (ii) the Consultant's commission of acts of material fraud or material misrepresentation;
(iii) the failure by the Consultant to conform in all material respects to all laws and regulations governing the Consultant's duties under this Agreement.



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         5.2  AUTOMATIC TERMINATION. This Agreement terminates automatically on the occurrence of any of the following events: (i) the bankruptcy or insolvency of the Company; or (ii) the death or disability of the Consultant.

         5.3 RETURN OF COMPANY PROPERTY. Upon the termination or expiration of this Agreement, the Consultant will immediately transfer to the Company all files (including, but not limited to, electronic files), records, documents, drawings, specifications, equipment and similar items in its possession relating to the business of the Company or its Confidential Information (including the work product of the Consultant created pursuant to this Agreement).

     6. FINDER'S FEE. Separate and apart from the Services, the Consultant may render services in relation to capital raising. In the event that the Company enters into a binding agreement (which is in fact funded) with a financier (including any investor group of such financier) introduced by the Consultant, and not previously employed or utilized by the Company, then Consultant will receive a "finder's fee," as compensation for services rendered by Consultant in connection with such financing, of seven and one half percent (7 1/2 %) of the gross amount contributed by such financier (including any investor group of such financier) as a debt or equity investment in the Company. The Company is not obligated to enter into any agreement with any financier introduced by Consultant and if the Company fails for any reason whatsoever to do so, or if the financier fails for any reason to contribute the sums contracted for, the Consultant will not be entitled to any finder's fee. Consultant hereby agrees and acknowledges that Consultant is not currently entitled to a finder's fee for any reason whatsoever. The Company is entitled to make withholdings or deductions required by law with respect to any compensation paid to Consultant pursuant to this Section. The compensation paid pursuant to this Section shall be paid only in conjunction with a capital raising transaction, and not for the Services.

     7.   REPRESENTATIONS AND WARRANTIES.

         (a) The Company hereby represents and warrants to Consultant as follows:

              (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; and the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions set forth in Section 3;

              (ii) the execution and delivery by the Company of this Agreement, and the consummation by the Company of the transactions set forth in Section 3 hereof, have been duly authorized by all necessary corporate action on the part of the Company;

              (iii) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms;



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              (iv) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions set forth in Section 3 hereof does not conflict with, or result in a breach or violation of, any law or regulation of any governmental authority applicable to the Company or any material agreement to which the Company is a party; and

              (v) when issued in accordance with the provisions of Section 3 hereof, the Shares issued to Consultant pursuant to Section 3 hereof shall be duly authorized, validly issued, fully paid, nonassessable and free of any claims or encumbrances.

         (b) Consultant hereby represents and warrants to the Company as follows:

              (i) this Agreement has been duly executed and delivered by Consultant and constitutes a valid and binding obligation of Consultant enforceable against Consultant in accordance with its terms; and

              (ii) the Consultant has the qualifications and ability to perform the Services in a professional manner, without the advice, control, or supervision of the Company; and

              (iii) Marcus Cohn is the sole shareholder and employee of Clearsite Ltd.

     8. BUSINESS EXPENSES. The Company will reimburse the Consultant for all reasonable business expenses incurred by the Consultant, so long as such expenses are pre-approved in writing by the Company. The Company agrees to reimburse Consultant for legal fees and expenses incurred by Consultant in connection with the negotiation and drafting of this Agreement, Consultant's negotiations with Ultimatte and for certain other expenses incurred by Consultant on behalf of the Company prior to the date hereof, so long as Consultant furnishes to the Company adequate records and other documentary evidence substantiating the expense.

     9. NOTICES. Unless otherwise specifically provided in this Agreement, all notices or other communications (collectively and severally called "Notices") required or permitted to be given under this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), or (C) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt). Notices shall be addressed to the address set forth in the introductory section of this Agreement, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other party.

     10. CHOICE OF LAW AND VENUE. This Agreement shall be governed according to the laws of the state of California. Venue for any legal or equitable action between the Company and the Consultant which relates to this Agreement shall be in Los Angeles County.


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     11. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the services to be rendered by the Consultant to the Company and, specifically, this Agreement supersedes and replaces that certain Non-Exclusive Consulting Agreement entered into by and between the Company and Karlgar Limited dated February 17, 2003. This Agreement contains all of the covenants and agreements between the parties with respect to the services to be rendered by the Consultant to the Company in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

     12. COUNTERPARTS. This Agreement may be executed manually or by facsimile signature in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.

     13. ARBITRATION. The parties hereby agree that all controversies, claims and matters of difference shall be resolved by binding arbitration before JAMS/Endispute (the "JAMS") located in Los Angeles County, California according to the rules and practices of the JAMS from time-to-time in force; provided however that the parties hereto reserve their rights to seek and obtain injunctive or other equitable relief from a court of competent jurisdiction, without waiving the right to compel such arbitration pursuant to this section. The arbitrator shall apply California law in rendering a decision.

     14. SEVERABILITY. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

     15. NO ASSIGNMENT OF RIGHTS OR DELEGATION OF DUTIES BY CONSULTANT; COMPANY'S RIGHT TO ASSIGN. The Consultant's rights and benefits under this Agreement are personal to it and therefore no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer.



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     16. ELECTRONICALLY TRANSMITTED DOCUMENTS. If a copy or counterpart of this
Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

     17. INDEMNIFICATION. The Company must indemnify, defend and hold Consultant harmless for all losses, damages, claims or proceedings involving the Consultant and relating to the Company (including any of its officers or directors or any of its subsidiaries), unless such losses, damages, claims or proceedings directly relate to Consultant's own gross negligence, fraud or material breach of this Agreement.

     WHEREFORE, the parties have executed this Agreement as of the date first written above.

                                     "CONSULTANT"
                                     CLEARSITE LTD.



                                     By: /s/ Marcus Cohn
                                         ---------------------------------------
                                     Name:   Marcus Cohn
                                     Title:  President

                                     "COMPANY"
                                     SBS INTERACTIVE, CO.



                                     By: /s/ Todd Gotlieb
                                         ---------------------------------------
                                     Name:   Todd Gotlieb
                                     Title:
                                            ------------------------------------




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